UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

APPLE HOSPITALITY FIVE, INC.

(Exact name of registrant as specified in its charter)

Virginia	76-0713476
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10 South Third Street Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

SECURITIES TO BE REGISTERED PURSUANT

TO SECTION 12(B) OF THE ACT:

None

If this form related to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

SECURITIES ACT REGISTRATION STATEMENT

FILE NUMBER TO WHICH THIS FORM RELATES:

333-100044

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

Units (Each Unit is equal to one Common Share, no part value, and one Series A preferred share)

Item 1. Description of Registrant’s Securities to be Registered

This Registration Statement pertains to the Units (the “Units”) issued by Apple Hospitality Five, Inc. (the “Company”). A description of the Units meeting the requirements of this item appears in the discussion under the heading “Description of Capital Stock,” on pages 70 through 75 of the Company’s Prospectus included in the Company’s Amendment No. 3 to the Registration Statement on Form S-11, File No. 333-100044, filed pursuant to the Securities Act of 1933 on

December 3, 2002, which is incorporated herein by reference. All Units currently issued and outstanding are in uncertificated form.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-100044) filed on December 3, 2002).

3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-100044) filed on December 3, 2002.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Apple Hospitality Five, Inc.

By:	/s/ Glade M. Knight

Glade M. Knight, Chairman of the Board, Chief Executive Officer and President

Date: April 30, 2004